Pilgrim’s Pride Reports First Quarter 2024 Results with $4.4 Billion in Net Sales and Operating Income of $250.3 Million

GREELEY, Colo., May 1, 2024 (GLOBE NEWSWIRE) - Pilgrim’s Pride Corporation (NASDAQ: PPC), one of the world's largest poultry producers, reports its first quarter 2024 financial results.

First Quarter Highlights
•Net Sales of $4.4 billion.
•Consolidated GAAP operating income margin of 5.7%.
•GAAP Net Income of $174.9 million and GAAP EPS of $0.73. Adjusted Net Income of $182.9 million or Adjusted EPS of $0.77.
•Adjusted EBITDA of $371.9 million, or a 8.5% margin, with adjusted EBITDA margins of 9.4% in the U.S., 6.4% in Europe, and 9.2% in Mexico.
•Our diversified U.S. fresh portfolio continues to demonstrate its strength with dynamic market conditions, through increased partnership with Key Customers in both Case Ready and Small Bird, and improved operational excellence in Big Bird.
•Prepared Foods continues to accelerate its profitable growth through branded fully cooked offerings as Just Bare® and Pilgrim’s® net sales collectively grew 30% from prior year and continue to gain distribution across all channels.
•Europe continued its journey to improve through additional distribution with Key Customers and further optimization of manufacturing and support activities. Diversification through brands continues to grow as net sales for Richmond® and Fridge Raiders® grew 6.5% and 9.6% respectively.
•Mexico improved results given balanced supply and demand fundamentals in commodity markets, deepened relationships with Key Customers, and expanded presence in differentiated offerings.
•Strong liquidity position and net leverage ratio of less than 2.0x Adjusted EBITDA through prudent management of working capital.
•Increased diversification of our portfolio to support profitable growth as our protein conversion plant in South Georgia initiated start up in March.
•Completed an external review of our GHG emission intensity levels associated with our Sustainability Linked Bond. Emission intensity declined by 15.6% between 2019 and 2022 from improved production efficiencies, capital investments, and energy infrastructure enhancements.

(Unaudited)	Three Months Ended
	March 31, 2024	March 26, 2023	Y/Y Change
	(In millions, except per share and percentages)
Net sales	$4,361.9	$4,165.6	+4.7%
U.S. GAAP EPS	$0.73	$0.02	NM(2)
Operating income	$250.3	$31.3	+699.7%
Adjusted EBITDA(1)	$371.9	$151.9	+144.8%
Adjusted EBITDA margin(1)	8.5%	3.6%	+4.9	pts
(1)     Reconciliations for non-U.S. GAAP measures are provided in subsequent sections within this release.
(2)    This Y/Y change is designated not meaningful (or “NM”).
“Although we experienced depressed market conditions and persistent consumer inflation throughout 2023, we saw this as opportunity to enhance our competitive advantage. To that end, we focused on consistent execution of our strategies, controlling what we can control, and maintaining investment in our operations. These efforts further strengthened our business, accelerating our profitable growth as market conditions evolved,” said Fabio Sandri, Pilgrim’s Chief Executive Officer.
During the first quarter, the U.S. continued to improve as Big Bird realized significant benefits from enhanced operational efficiencies and market fundamentals. Case Ready and Small Bird continued to grow from increased distribution with Key Customers, promotional activity, and the value of chicken to consumers. Prepared Foods also drove significant growth in both retail and food service through branded offerings, further diversifying the portfolio.
“Our U.S. portfolio continues to demonstrate an ability to capture market upsides while minimizing downside risk through a diversified set of offerings across multiple bird sizes and value-added items. This approach is further reinforced by our Key Customer partnerships and relentless focus on operational excellence,” remarked Sandri.
In Europe, consumer inflation and labor costs continue to be challenging. Nonetheless, the team secured additional business with retail Key Customers, drove branded growth above category averages, and identified further efficiencies in manufacturing and support activities.
“Over the past year, the Europe team executed a variety of efforts to improve Key Customer partnerships, enhance our operational excellence, and further diversify our portfolio of branded offerings. Our foundation is much stronger today and we will continue to explore ways to accelerate our journey of profitable growth,” said Sandri.
Mexico improved through a combination of enhanced supply and demand fundamentals in the commodity market, increased Key Customer partnerships, and further momentum of branded offerings. Operational excellence efforts to expand capacity and mitigate risk in live operations remain on track.
“Our strategies continue to demonstrate their effectiveness as we’ve grown ahead of the markets with our Key Customers. Similarly, our branded portfolio continues to gain acceptance throughout the market, further diversifying our portfolio. When these efforts are combined with our operational excellence initiatives to expand capacity, we can further drive our profitable growth,” said Sandri.
Pilgrim’s efforts in sustainability continue to drive meaningful progress. Between 2019 and 2022, GHG emissions intensity has fallen by 15.6%, translating into an absolute reduction of 216,000 metric tons.
“We are proud of our leadership mindset regarding sustainability. Given our continued efforts, we can elevate our performance in GHG intensity reduction, creating a better future for our team members and further reinforcing our vision to become the best and most respected company in our industry,” said Sandri.
Conference Call Information
A conference call to discuss Pilgrim’s quarterly results will be held tomorrow, May 2nd, at 7 a.m. MT (9 a.m. ET). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.
To pre-register, go to: https://services.choruscall.com/links/ppc240502.html

You may also reach the pre-registration link by logging in through the investor section of our website at
https://ir.pilgrims.com in the “Events & Presentations” section.

For those who would like to join the call but have not pre-registered, access is available by dialing +1 (844) 883-3889 within the US, or +1 (412) 317-9245 internationally, and requesting the “Pilgrim’s Pride Conference.”

Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com.
About Pilgrim’s Pride
Pilgrim’s employs approximately 61,600 people and operates protein processing plants and prepared-foods facilities in 14 states, Puerto Rico, Mexico, the U.K, the Republic of Ireland and continental Europe. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com.
Forward-Looking Statements
Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channels, including, but not limited to, the impacts of the Russia-Ukraine conflict; the risk of cyber-attacks, natural disasters, power losses, unauthorized access, telecommunication failures, and other problems on our information systems; and the impact of uncertainties of litigation and other legal matters described in our most recent Form 10-K and Form 10-Q, including the In re Broiler Chicken Antitrust Litigation, as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and subsequent filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date hereof, and the Company undertakes no obligation to update any such statement after the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Contact:	Andrew Rojeski
Head of Strategy, Investor Relations, & Sustainability
IRPPC@pilgrims.com
www.pilgrims.com

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	March 31, 2024	December 31, 2023
	(In thousands)
Cash and cash equivalents	$870,820	$697,748
Restricted cash and restricted cash equivalents	24,063	33,475
Trade accounts and other receivables, less allowance for credit losses	1,049,410	1,129,178
Accounts receivable from related parties	2,146	1,778
Inventories	1,861,989	1,985,399
Income taxes receivable	141,122	161,062
Prepaid expenses and other current assets	222,327	195,831
Total current assets	4,171,877	4,204,471
Deferred tax assets	7,151	4,890
Operating lease assets, net	279,105	266,707
Other long-lived assets	45,955	35,646
Intangible assets, net	837,747	853,983
Goodwill	1,274,721	1,286,261
Property, plant and equipment, net	3,151,784	3,158,403
Total assets	$9,768,340	$9,810,361

Accounts payable	$1,295,910	$1,410,576
Accounts payable to related parties	13,524	41,254
Revenue contract liabilities	45,422	84,958
Accrued expenses and other current liabilities	876,217	926,727
Income taxes payable	48,022	31,678
Current maturities of long-term debt	650	674
Total current liabilities	2,279,745	2,495,867
Noncurrent operating lease liabilities, less current maturities	217,660	203,348
Long-term debt, less current maturities	3,342,664	3,340,841
Deferred tax liabilities	401,003	385,548
Other long-term liabilities	32,890	40,180
Total liabilities	6,273,962	6,465,784
Common stock	2,621	2,620
Treasury stock	(544,687)	(544,687)
Additional paid-in capital	1,983,592	1,978,849
Retained earnings	2,245,494	2,071,073
Accumulated other comprehensive loss	(206,364)	(176,483)
Total Pilgrim’s Pride Corporation stockholders’ equity	3,480,656	3,331,372
Noncontrolling interest	13,722	13,205
Total stockholders’ equity	3,494,378	3,344,577
Total liabilities and stockholders’ equity	$9,768,340	$9,810,361

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
	March 31, 2024	March 26, 2023
	(In thousands, except per share data)
Net sales	$4,361,934	$4,165,628
Cost of sales	3,978,025	3,992,581
Gross profit	383,909	173,047
Selling, general and administrative expense	119,076	133,678
Restructuring activities	14,559	8,026
Operating income	250,274	31,343
Interest expense, net of capitalized interest	41,243	42,662
Interest income	(10,346)	(3,600)
Foreign currency transaction losses (gains)	(4,337)	18,143
Miscellaneous, net	(3,286)	(22,653)
Income (loss) before income taxes	227,000	(3,209)
Income tax expense (benefit)	52,062	(8,840)
Net income	174,938	5,631
Less: Net income attributable to noncontrolling interests	517	444
Net income attributable to Pilgrim’s Pride Corporation	$174,421	$5,187

Weighted average shares of Pilgrim's Pride Corporation common stock outstanding:
Basic	236,844	236,585
Effect of dilutive common stock equivalents	647	579
Diluted	237,491	237,164

Net income attributable to Pilgrim's Pride Corporation per share of common stock outstanding:
Basic	$0.74	$0.02
Diluted	$0.73	$0.02

PILGRIM’S PRIDE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 31, 2024	March 26, 2023
	(In thousands)
Cash flows from operating activities:
Net income	$174,938	$5,631
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	103,350	98,257
Deferred income tax expense (benefit)	15,519	(26,309)
Stock-based compensation	4,744	1,200
Loss (gain) on property disposals	1,842	(9,333)
Loan cost amortization	1,311	1,333
Accretion of discount related to Senior Notes	649	429
Gain on equity-method investments	(2)	(4)
Adjustment to previously recognized asset impairment	—	(130)
Changes in operating assets and liabilities:
Trade accounts and other receivables	72,350	(132,791)
Inventories	114,471	(30,267)
Prepaid expenses and other current assets	(27,628)	(20,268)
Accounts payable, accrued expenses and other current liabilities	(212,807)	(43,662)
Income taxes	35,797	3,149
Long-term pension and other postretirement obligations	(1,315)	949
Other operating assets and liabilities	(12,192)	(9,888)
Cash provided by (used in) operating activities	271,027	(161,704)
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(108,429)	(131,701)
Proceeds from property disposals	2,217	12,631
Proceeds from insurance recoveries	—	1,599
Cash used in investing activities	(106,212)	(117,471)
Cash flows from financing activities:
Proceeds from contribution (distribution) of capital under Tax Sharing Agreement between JBS USA Holdings and Pilgrim’s Pride Corporation	1,425	(1,592)
Payments on revolving line of credit, long-term borrowings and finance lease obligations	(153)	(6,527)
Proceeds from revolving line of credit and long-term borrowings	—	35,000
Payments of capitalized loan costs	(16)	—
Cash provided by financing activities	1,256	26,881
Effect of exchange rate changes on cash and cash equivalents	(2,411)	2,101
Increase in cash, cash equivalents and restricted cash	163,660	(250,193)
Cash, cash equivalents and restricted cash, beginning of period	731,223	434,759
Cash, cash equivalents and restricted cash, end of period	$894,883	$184,566

PILGRIM’S PRIDE CORPORATION
Non-GAAP Financial Measures Reconciliation
(Unaudited)

“EBITDA” is defined as the sum of net income plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is calculated by adding to EBITDA certain items of expense and deducting from EBITDA certain items of income that we believe are not indicative of our ongoing operating performance consisting of: (1) foreign currency transaction losses (gains), (2) costs related to litigation settlements, (3) restructuring activities losses, (4) property insurance recoveries for Mayfield, Kentucky tornado property damage losses, and (5) net income attributable to noncontrolling interests. EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the U.S. (“U.S. GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA applicable to continuing operations. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under U.S. GAAP. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under U.S. GAAP. In addition, other companies in our industry may calculate these measures differently limiting their usefulness as a comparative measure. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with U.S. GAAP. These limitations should be compensated for by relying primarily on our U.S. GAAP results and using EBITDA and Adjusted EBITDA only on a supplemental basis.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)

	Three Months Ended
	March 31, 2024	March 26, 2023
	(In thousands)
Net income	$174,938	$5,631
Add:
Interest expense, net(a)	30,897	39,062
Income tax expense (benefit)	52,062	(8,840)
Depreciation and amortization	103,350	98,257
EBITDA	361,247	134,110
Add:
Foreign currency transaction losses (gains)(b)	(4,337)	18,143
Litigation settlements(c)	940	11,200
Restructuring activities losses(d)	14,559	8,026
Minus:
Property insurance recoveries for Mayfield tornado losses(e)	—	19,086
Net income attributable to noncontrolling interest	517	444
Adjusted EBITDA	$371,892	$151,949
(a)Interest expense, net, consists of interest expense less interest income.
(b)The Company measures the financial statements of its Mexico reportable segment as if the U.S. dollar were the functional currency. Accordingly, we remeasure assets and liabilities, other than nonmonetary assets, of the Mexico reportable segment at current exchange rates. We remeasure nonmonetary assets using the historical exchange rate in effect on the date of each asset’s acquisition. Currency exchange gains or losses resulting from these remeasurements, as well as, from our Europe reportable segment are included in the line item Foreign currency transaction losses (gains) in the Condensed Consolidated Statements of Income.
(c)This represents expenses recognized in anticipation of probable settlements in ongoing litigation.
(d)Restructuring activities losses are primarily related to our Pilgrim's Europe integration.
(e)This represents property insurance recoveries for the property damage losses incurred as a result of the tornado in Mayfield, KY in December 2021.

The summary unaudited consolidated income statement data for the twelve months ended March 31, 2024 (the LTM Period) have been calculated by subtracting the applicable unaudited consolidated income statement data for the three months ended March 26, 2023 from the sum of (1) the applicable audited consolidated income statement data for the year ended December 31, 2023 and (2) the applicable unaudited consolidated income statement data for the three months ended March 31, 2024.

PILGRIM'S PRIDE CORPORATION
Reconciliation of LTM Adjusted EBITDA
(Unaudited)

	Three Months Ended				LTM Ended
	June 25, 2023	September 24, 2023	December 31, 2023	March 31, 2024	March 31, 2024
	(In thousands)
Net income	$60,908	$121,567	$134,211	$174,938	$491,624
Add:
Interest expense, net	39,524	33,530	54,505	30,897	158,456
Income tax expense (benefit)	(15,225)	44,553	22,417	52,062	103,807
Depreciation and amortization	104,857	104,300	112,486	103,350	424,993
EBITDA	190,064	303,950	323,619	361,247	1,178,880
Add:
Foreign currency transaction losses (gains)	16,395	8,924	(22,892)	(4,337)	(1,910)
Litigation settlements	13,000	10,500	4,700	940	29,140
Restructuring activities losses	29,718	940	5,661	14,559	50,878
Minus:
Property insurance recoveries	—	—	2,038	—	2,038
Net income (loss) attributable to noncontrolling interest	452	289	(442)	517	816
Adjusted EBITDA	$248,725	$324,025	$309,492	$371,892	$1,254,134

EBITDA margins have been calculated by taking the relevant unaudited EBITDA figures, then dividing by net sales for the applicable period. EBITDA margins are presented because they are used by management and we believe it is frequently used by securities analysts, investors and other interested parties, as a supplement to our results prepared in accordance with U.S. GAAP, to compare the performance of companies.

PILGRIM'S PRIDE CORPORATION
Reconciliation of EBITDA Margin
(Unaudited)

	Three Months Ended		Three Months Ended
	March 31, 2024	March 26, 2023	March 31, 2024	March 26, 2023
	(In thousands)
Net income	$174,938	$5,631	4.01%	0.14%
Add:
Interest expense, net	30,897	39,062	0.71%	0.94%
Income tax expense (benefit)	52,062	(8,840)	1.19%	(0.21)%
Depreciation and amortization	103,350	98,257	2.36%	2.35%
EBITDA	361,247	134,110	8.27%	3.22%
Add:
Foreign currency transaction losses (gains)	(4,337)	18,143	(0.09)%	0.43%
Litigation settlements	940	11,200	0.02%	0.27%
Restructuring activities losses	14,559	8,026	0.33%	0.19%
Minus:
Property insurance recoveries for Mayfield tornado losses	—	19,086	—%	0.46%
Net income attributable to noncontrolling interest	517	444	0.01%	0.01%
Adjusted EBITDA	$371,892	$151,949	8.52%	3.64%

Net sales	$4,361,934	$4,165,628	—	—

Adjusted EBITDA by segment figures are presented because they are used by management and we believe they are frequently used by securities analysts, investors and other interested parties, as a supplement to our results prepared in accordance with U.S. GAAP, to compare the performance of companies.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)

	Three Months Ended				Three Months Ended
	March 31, 2024				March 26, 2023
	U.S.	Europe	Mexico	Total	U.S.	Europe	Mexico	Total
	(In thousands)				(In thousands)
Net income (loss)	$102,631	$24,512	$47,795	$174,938	$(53,590)	$20,813	$38,408	$5,631
Add:
Interest expense, net(a)	44,586	(1,983)	(11,706)	30,897	41,365	(198)	(2,105)	39,062
Income tax expense (benefit)	32,060	9,557	10,445	52,062	(16,822)	5,923	2,059	(8,840)
Depreciation and amortization	62,685	35,028	5,637	103,350	60,237	32,277	5,743	98,257
EBITDA	241,962	67,114	52,171	361,247	31,190	58,815	44,105	134,110
Add:
Foreign currency transaction losses (gains)(b)	2	(216)	(4,123)	(4,337)	20,313	(616)	(1,554)	18,143
Litigation settlements(c)	940	—	—	940	11,200	—	—	11,200
Restructuring activities losses(d)	—	14,559	—	14,559	—	8,026	—	8,026
Minus:
Property insurance recoveries for Mayfield tornado losses(e)	—	—	—	—	19,086	—	—	19,086
Net income attributable to noncontrolling interest	—	—	517	517	—	—	444	444
Adjusted EBITDA	$242,904	$81,457	$47,531	$371,892	$43,617	$66,225	$42,107	$151,949
(a)Interest expense, net, consists of interest expense less interest income.
(b)The Company measures the financial statements of its Mexico reportable segment as if the U.S. dollar were the functional currency. Accordingly, we remeasure assets and liabilities, other than nonmonetary assets, of the Mexico reportable segment at current exchange rates. We remeasure nonmonetary assets using the historical exchange rate in effect on the date of each asset’s acquisition. Currency exchange gains or losses resulting from these remeasurements, as well as, from our Europe reportable segment are included in the line item Foreign currency transaction losses (gains) in the Condensed Consolidated Statements of Income.
(c)This represents expenses recognized in anticipation of probable settlements in ongoing litigation.
(d)Restructuring activities losses are primarily related to our Pilgrim's Europe integration.
(e)This represents property insurance recoveries for the property damage losses incurred as a result of the tornado in Mayfield, KY in December 2021.

Adjusted Operating Income is calculated by adding to Operating Income certain items of expense and deducting from Operating Income certain items of income. Management believes that presentation of Adjusted Operating Income provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of GAAP operating income to adjusted operating income as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Operating Income
(Unaudited)

	Three Months Ended
	March 31, 2024	March 26, 2023
	(In thousands)
GAAP operating income (loss), U.S. operations	$179,417	$(28,106)
Litigation settlements	940	11,200
Adjusted operating income (loss), U.S. operations	$180,357	$(16,906)

Adjusted operating income (loss) margin, U.S. operations	7.0%	(0.7)%

	Three Months Ended
	March 31, 2024	March 26, 2023
	(In thousands)
GAAP operating income, Europe operations	$31,116	$25,261
Restructuring activities losses	14,559	8,026
Adjusted operating income, Europe operations	$45,675	$33,287

Adjusted operating income margin, Europe operations	3.6%	2.7%

	Three Months Ended
	March 31, 2024	March 26, 2023
	(In thousands)
GAAP operating income, Mexico operations	$39,741	$34,175
No adjustments	—	—
Adjusted operating income, Mexico operations	$39,741	$34,175

Adjusted operating income margin, Mexico operations	7.7%	6.9%

Adjusted Operating Income Margin for each of our reportable segments is calculated by dividing Adjusted operating income by Net Sales. Management believes that presentation of Adjusted Operating Income Margin provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of GAAP operating income margin for each of our reportable segments to adjusted operating income margin for each of our reportable segments is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP Operating Income Margin to Adjusted Operating Income Margin
(Unaudited)

	Three Months Ended
	March 31, 2024	March 26, 2023
	(In percent)
GAAP operating income (loss) margin, U.S. operations	7.0%	(1.2)%
Litigation settlements	—%	0.5%
Adjusted operating income (loss) margin, U.S. operations	7.0%	(0.7)%

	Three Months Ended
	March 31, 2024	March 26, 2023
	(In percent)
GAAP operating income margin, Europe operations	2.5%	2.0%
Restructuring activities losses	1.1%	0.6%
Adjusted operating income margin, Europe operations	3.6%	2.7%

	Three Months Ended
	March 31, 2024	March 26, 2023
	(In percent)
GAAP operating income margin, Mexico operations	7.7%	6.9%
No adjustments	—%	—%
Adjusted operating income margin, Mexico operations	7.7%	6.9%

Adjusted net income attributable to Pilgrim's Pride Corporation (“Pilgrim's”) is calculated by adding to Net income attributable to Pilgrim's certain items of expense and deducting from Net income attributable to Pilgrim's certain items of income, as shown below in the table. Adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is presented because it is used by management, and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with U.S. GAAP, to compare the performance of companies. Management also believe that this non-U.S. GAAP financial measure, in combination with our financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of such charges on net income attributable to Pilgrim’s Pride Corporation per common diluted share. Adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is not a measurement of financial performance under U.S. GAAP, has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under U.S. GAAP. Management believes that presentation of adjusted net income attributable to Pilgrim’s provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of net income (loss) attributable to Pilgrim’s Pride Corporation per common diluted share to adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Net Income
(Unaudited)

	Three Months Ended
	March 31, 2024	March 26, 2023
	(In thousands, except per share data)
Net income attributable to Pilgrim's	$174,421	$5,187
Add:
Foreign currency transaction losses (gains)	(4,337)	18,143
Litigation settlements	940	11,200
Restructuring activities losses	14,559	8,026
Minus:
Property insurance recoveries for Mayfield tornado losses	—	19,086
Adjusted net income attributable to Pilgrim's before tax impact of adjustments	185,583	23,470
Net tax impact of adjustments(a)	(2,701)	(4,554)
Adjusted net income attributable to Pilgrim's	$182,882	$18,916
Weighted average diluted shares of common stock outstanding	237,491	237,164
Adjusted net income attributable to Pilgrim's per common diluted share	$0.77	$0.08
(a)    Net tax expense (benefit) of adjustments represents the tax impact of all adjustments shown above.

Adjusted EPS is calculated by dividing the adjusted net income attributable to Pilgrim's stockholders by the weighted average number of diluted shares. Management believes that Adjusted EPS provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of U.S. GAAP to non-U.S. GAAP financial measures is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP EPS to Adjusted EPS
(Unaudited)

	Three Months Ended
	March 31, 2024	March 26, 2023
	(In thousands, except per share data)
GAAP EPS	$0.73	$0.02
Add:
Foreign currency transaction losses (gains)	(0.02)	0.08
Litigation settlements	—	0.05
Restructuring activities losses	0.07	0.03
Minus:
Property insurance recoveries for Mayfield tornado losses	—	0.08
Adjusted EPS before tax impact of adjustments	0.78	0.10
Net tax impact of adjustments(a)	(0.01)	(0.02)
Adjusted EPS	$0.77	$0.08

Weighted average diluted shares of common stock outstanding	237,491	237,164
(a)    Net tax impact of adjustments represents the tax impact of all adjustments shown above.

PILGRIM'S PRIDE CORPORATION
Supplementary Selected Segment and Geographic Data
(Unaudited)

	Three Months Ended
	March 31, 2024	March 26, 2023
	(In thousands)
Sources of net sales by geographic region of origin:
U.S.	$2,579,332	$2,432,568
Europe	1,267,903	1,239,264
Mexico	514,699	493,796
Total net sales	$4,361,934	$4,165,628

Sources of cost of sales by geographic region of origin:
U.S.	$2,342,040	$2,394,239
Europe	1,175,738	1,155,071
Mexico	460,247	443,284
Elimination	—	(13)
Total cost of sales	$3,978,025	$3,992,581

Sources of gross profit by geographic region of origin:
U.S.	$237,292	$38,329
Europe	92,165	84,193
Mexico	54,452	50,512
Elimination	—	13
Total gross profit	$383,909	$173,047

Sources of operating income (loss) by geographic region of origin:
U.S.	$179,417	$(28,106)
Europe	31,116	25,261
Mexico	39,741	34,175
Elimination	—	13
Total operating income	$250,274	$31,343